Exhibit 23.  Independent Auditor's Consent

      We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-82530 of Interchange Financial Services Corporation of our report dated January 21, 1998, appearing in this Annual Report on Form 10-K of Interchange Financial Services Corporation for the year ended December 31, 1997.

Parsippany, New Jersey
March 27, 1998